SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

HAPS USA, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HAPS USA, Inc.

5912 Bolsa Avenue, Suite 108

Huntington Beach, California 92649

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of HAPS USA, Inc., a Utah corporation (the “Company”), to inform you that stockholders owning 97,059,998 shares of Class E Convertible Preferred Stock, representing approximately ninety-one and one-half percent (91.5%) of the outstanding voting power of the Company, have, by written consent, authorized and approved the following:

An amendment to our Articles of Incorporation to effect a name change from “HAPS USA, Inc.” to “PGMI, Inc.” (the “Amendment”).

This Information Statement is being sent in lieu of a special meeting of stockholders.  The Company has adopted the proposal (the “Proposal”) by the written consent of stockholders holding in excess of a majority of the voting power of the Company.

The Company’s Board of Directors unanimously approved and recommended, pursuant to a written consent dated February 7, 2006, that the Proposal be accepted.  The Company’s stockholders holding in excess of a majority of the voting power of the Company approved the Proposal pursuant to a written consent dated February 10, 2006.  The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Utah.  The Company anticipates that the filing of the Amendment will occur on or about March 13, 2006 (the “Effective Date”), which is the date that is twenty (20) calendar days following the date this Information Statement is expected to be first mailed to our stockholders.  If the Proposal was not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposal.

The elimination of the need for a special or annual meeting of stockholders to approve the Proposal is authorized by Section 16-10a-704 of the Utah Revised Business Corporation Act (the “Act”) and Section 2.12 of our Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.  Pursuant to the Act, a majority of the voting power is required in order to amend our Articles of Incorporation.  In order to eliminate the costs associated with and management time involved in holding a special or annual meeting, and in order to effect or ratify the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

The holders of all 97,059,998 outstanding shares of our Class E Convertible Preferred Stock (the “Class E Preferred Stockholders”) gave their written consent to the Proposal described in this Information Statement on February10, 2006.  The affirmative consent of the Class E

Preferred Stockholders represents approval of the Proposal by the holders of an aggregate of approximately ninety-one and one-half percent (91.5%) of the Company’s voting power.  It is anticipated that this Information Statement will be first sent to the stockholders on or about February 21, 2006.  The record date established by the Company for purposes of determining the number of outstanding shares of common stock, Class A Preferred Stock and Class E Convertible Preferred Stock of the Company, and thus the voting power, is February 10, 2006 (the “Record Date”).

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Act.  No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the Act are afforded to the Company’s stockholders as a result of the adoption of the Proposal.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 20,533,646 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  In addition, as of the Record Date, there were 5,045,453 shares of Class A Preferred Stock and 97,059,998 shares of Class E Convertible Preferred Stock outstanding.  Each share of Class A Preferred Stock and Class E Preferred Stock entitles the holder thereof to five (5) votes on all matters submitted to stockholders.  All of the currently outstanding shares of Class E Convertible Preferred Stock have been voted in favor of the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class E Convertible Preferred Stock as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s Class E Convertible Preferred Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated stockholders of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.  Unless otherwise indicated, the business address of each person listed is 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
Class E Convertible Preferred Stock	Gakushin Kanemoto	1,455,900 shares Chairman of the Board, Chief Financial Officer and Director	1.5%
Class E Convertible Preferred Stock	Shinichi Kanemoto	38,823,999 shares Chief Executive Officer, President and Director	40%
Class E Convertible Preferred Stock	Eiichi Kanemoto	38,823,999 shares Secretary and Director	40%

Class E Convertible Preferred Stock	Mark Buck	0 shares Director	0%
Class E Convertible Preferred Stock	Taiki Kanemoto	8,250,100 shares 5% Shareholder	8.5%
Class E Convertible Preferred Stock	Kousei Kanemoto	8,250,100 shares 5% Shareholder	8.5%
Class E Convertible Preferred Stock	All Directors and Named Executive Officers as a group (4 persons)	79,103,898 shares	81.5%

Mr. Gakushin Kanemoto is the father of Shinichi Kanemoto and Eiichi Kanemoto.  Each share of Class E Convertible Preferred Stock is convertible into 5 shares of common stock as of December 9, 2008.  Beneficial ownership is determined in accordance with the rules of the Commission generally includes voting or investment power with respect to securities.  In accordance with Commission rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within sixty (60) days of the date of the table are deemed beneficially owned by the optionees.  Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Common Stock indicated as beneficially owned by them.

Proposal 1

CHANGE OF THE COMPANY’S NAME

On February 7, 2006, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to amend the Company’s Articles of Incorporation to effect a change in the Company’s name to PGMI, Inc.  On February 10, 2006, stockholders holding in excess of a majority of our issued and outstanding voting capital stock approved by written consent the name change by adopting the amendment to the Articles of Incorporation.

Reasons for Name Change

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our business focus.  As a result of our recent acquisition of PGMI Inc., a Delaware corporation, we have changed our business focus.  We are now the owner and operator of several pachinko parlors in Japan, and we believe our name should be changed to more particularly identify our company with our operations in Japan.  PGMI is an acronym for “Pachinko Gaming Marugin International, Inc.”

Effect of the Name Change

The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.  In connection with our name change, we will obtain both a new trading symbol and new CUSIP number.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of voting stock is required for the approval of the amendment to our Articles of Incorporation.  We have obtained this approval through the written consent of stockholders holding a majority of the outstanding voting power of our outstanding capital stock.  Therefore, a special meeting of the stockholders to approve the name change and the amendment to the Articles of Incorporation is unnecessary.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549.  Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

If you have any questions about the actions described in this Information Statement, you may contact Eiichi Kanemoto, Secretary, at 5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649, telephone number (714) 895-7772.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Eiichi Kanemoto
Eiichi Kanemoto, Secretary

EXHIBIT A

Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1.             The name of the corporation is: HAPS USA, Inc.

2.             The date of the following amendment(s) was adopted: February 7, 2006

3.             If changing the corporation name, the new name of the corporation is: PGMI, Inc.

4.             The text of each amendment adopted (include attachment if additional space needed):

N/A

5.                                      If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6.             Indicate the manner in which the amendment(s) was adopted (mark only one):

☐            No shares have been issued or directors elected - Adopted by Incorporator(s)

☐            No shares have been issued but directors have been elected - Adopted by the board of directors

☐            Shares have been issued but shareholder action was not required - Adopted by the board of directors

☒            The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7.             Delayed effective date (if not to be effective upon filing)             (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	/s/ Eiichi Kanemoto	Title:	Secretary

Dated this 11th day of February, 2006